CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 29, 1996 appearing on page F3 of Network Imaging Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Falls Church, Virginia
April 6, 1998